UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 24, 2024

Date of Report (Date of Earliest event reported)

DLT Resolution Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd, Ste 400-32132 Las Vegas NV 89118

(Address of principal executive offices) (Zip Code)

1 (800) 463-5465

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 3, 2024 The Company entered into an unwinding agreement of  its previously announced share exchange transactions (the “Share Exchanges”) with certain shareholders of Toronto-based Ciscom Corp. (CSE: CISC) (“Ciscom”).

In the original share exchange agreements On February 14, 2024, the Company acquired 19.9% of the issued and outstanding capital of Ciscom Corp. (“Ciscom”), an Ontario Canada based holding company, in exchange for 10,261,214 newly issued shares of Company Common Stock. Ciscom manages two entities in the information and communication technology (“ICT”) sector and primarily focuses on acquiring substantial small and medium sized profitable enterprises. On March 2, 2024, the Company issued 11,421,401 shares of Common Stock to acquire an additional 22.15% of Ciscom and become its largest shareholder.

DLT’s objective in pursuing the Share Exchanges was to consolidate a meaningful ownership position in Ciscom with a view to championing the interests of a group of 116 concerned shareholders of Ciscom (the “Concerned Shareholders”) who comprised approximately 42% of the issued and outstanding shares of Ciscom prior to the recent dilution resulting from additional Ciscom shares issued to certain members of the Ciscom management team over the past two months. Following a series of discussions with Ciscom’s principal regulator, the Ontario Securities Commission, relating to applicable Canadian securities law requirements in connection with the Share Exchanges, DLT has elected to unwind in full the Share Exchanges with the Concerned Shareholders, with the effect that, as at the date hereof, and subject to the new share exchanges set out below, DLT no longer owns any shares of Ciscom, and will re-enter into agreements as outlined herein. An early warning “exit report” and updated insider reporting will be filed by DLT in accordance with the requirements of Canadian securities laws. As consideration for the unwinding of the Share Exchanges, DLT will issue 2,500 common shares of DLT (being an aggregate of up to 290,000 DLT common shares) to each of the Concerned Shareholders who do not enter into new agreements with DLT, pursuant to applicable US and Canadian prospectus exemptions, which shares shall be subject to the standard trade restrictions under the provisions of Regulation S of the U.S. Securities Act of 1933.

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The unwinding is primarily designed to correct an unintended deemed over-acquisition of Ciscom shares arising from Canadian securities laws that, among other things where no precedent could re relied on, deemed DLT’s nil holdings in Ciscom to nevertheless include Mr. Drew Reid’s then approximate 9% interest in Ciscom (inclusive of escrowed Ciscom shares of Mr. Reid) when DLT first acquired its 19.9% interest in Ciscom, despite no such ownership.

New Ownership in Ciscom Corp.

On May 7, 2024, DLT Resolution Inc. (the “ Company ” or “ we ”) entered into and closed the transactions contemplated by the definitive share purchase agreement (share for share exchange) (the “ Share  Purchase Agreement ”) by and among certain shareholders of Ciscom Corp.

DLT entered into and closed share exchange agreements with  twenty Five Shareholders including Ciscom shareholders, being Drew Reid (former Director, Executive Chair & CEO of Ciscom and current Director, Executive Chair & CEO of DLT), Shaun Power (former Director of Ciscom and current Executive V.P. Finance of DLT), Mark Irwin (former Special Advisor to Ciscom and current Special Advisor to DLT) and Tony Liao (current Director of DLT), and certain other qualifying shareholders that are accredited investors, and or a business associate (collectively, the “Subject Shareholders”), to acquire an aggregate of 5,755,536 shares of Ciscom (representing approximately 10.7% of the issued and outstanding Ciscom shares) in exchange for the issuance of 2,877,768 shares of DLT (being a 1:2 share exchange ratio).

Each of Messrs. Reid, Irwin and Power also hold an aggregate of 5,010,000 Ciscom shares (currently representing 9.4% of the issued and outstanding Ciscom shares) that remain subject to a Canadian Securities Exchange escrow agreement dated June 8, 2023, and which shall be released from escrow in tranches until June 8, 2026 (15% released every 6 months, with the next release occurring on June 8, 2024).  DLT currently anticipates that it will enter into similar share exchange agreements with such Ciscom shareholders as and when such shares a released from escrow.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2024 Lino Fera and Chen Xi (Tony) Liao were appointed to the Board of  Directors and Mark Irwin was appointed to the Board of Advisers. Background information on the individuals follow:

Lino Fera, CA, CPA - Director

With over 30 years of experience as a Chartered Professional Accountant (CPA), Lino Fera brings invaluable financial acumen and executive leadership to the board. He has held pivotal roles in both private and publicly traded organizations across various industries, including marketing, healthcare, and mining.

Mr. Fera's extensive background includes serving as Chief Financial Officer for Rapid Dose Therapeutics Corp. and Starshot Ventures Inc. His entrepreneurial spirit is evident through his co-founding of the Cribwolf Foundation, a non-profit dedicated to supportive housing for individuals with developmental disabilities, and his work as a business coach and speaker.

Chen Xi (Tony) Liao - Director

Tony Liao's journey from humble beginnings in the food & beverage industry to a partner-owner of Cynthia's Chinese Restaurant exemplifies dedication and expertise. With over 30 years of experience, he has demonstrated exceptional leadership and business acumen.

Mr. Liao's pivotal role in steering Cynthia's Chinese Restaurant toward operational excellence underscores his profound understanding of the industry and customer relations. His recent venture into the corporate world with Ciscom Corp showcases his versatility and commitment to growth, notably in securing early-stage capital and facilitating the company's successful listing on the Canadian Securities Exchange (CSE).

Mark Irwin - Board of Advisors

Bringing over 40 years of expertise in equipment and vehicle leasing, Mark Irwin specializes in managing programs for companies like Home Hardware. His vast experience includes overseeing the origination and servicing of over $750 million in commercial leases and loans within the transportation and equipment sectors.

Throughout his career, Mr. Irwin has held key executive positions, demonstrating comprehensive management capabilities in the term lending and equipment leasing industry.

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The Company's directors serve until the next annual meeting of the Company's shareholders and until their successors have been duly elected and qualified. The Company's officers serve at the discretion of the Company's directors. The Company does not compensate any person for acting as a director.

Mr. Fera and Mr. Liao are an independent directors as that term is defined in section 803 of the listing standards of the NYSE AMEX.  Mr. Fera and Mr. Liao are not   "financial experts" as that term is defined in the regulations of the Securities and Exchange Commission.

As of May 13, 2024 Mr. Liao owned 1,389,833  shares of the Company's common stock, or 3% of the Company's outstanding shares and owns 0 Preferred Series A Convertible stoc.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective May 3, 2024, DLT Resolution Inc. (the “Company) dismissed BF Borgers CPA PC (“BF Borgers”) as its independent registered public accounting firm. On May 7, 2024, the Company engaged SRCO Professional Corporation Chartered Professional Accountants (“SRCO”) as BF Borgers’ replacement. The decision to change independent registered public accounting firms was made with the recommendation and approval of the Audit Committee of the Company.

BF Borgers’ audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through the date of this report, there were no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BF Borgers’ satisfaction, would have caused BF Borgers to make reference to such disagreements in its audit reports.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through the date of this report, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The U.S. Securities and Exchange Commission (the “SEC”) has advised that, in lieu of obtaining a letter from BF Borgers stating whether or not it agrees with the statements herein, the Company may indicate that BF Borgers is not currently permitted to appear or practice before the SEC for reasons described in the SEC’s Order Instituting Public Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933, Sections 4C and 21C of the Securities Exchange Act of 1934 and Rule 102(e) of the Commission’s Rules of Practice, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order, dated May 3, 2024.

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Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Forward Looking Statements

This Current Report on Form 8-K contains forward looking statements and are indicated by words such as "shall", "will" and other similar words or phrases. Actual events or results may differ materially from those described herein. Such forward-looking statements are subject to a number of risks and uncertainties that could cause the actual results or performance of the Company to differ materially from those described herein, including, but not limited to, the impact of the economic environment on the Company's customer base and the resulting uncertainties; changes in technology and market requirements; decline in demand for the Company's products; inability to timely develop and introduce new software, services and applications; difficulties or delays in absorbing and integrating acquired operations, technologies and personnel; loss of market share; pressure on resulting from competition; and inability to maintain certain marketing and distribution arrangements.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DLT Resolution Inc.

Date: May 13, 2024	By:	/s/ Drew Reid
	Name:	Drew Reid
	Title:	President and Chief Executive Officer

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